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                                                                   EXHIBIT 10.19


                                 THERATECH, INC.
                              AMENDED AND RESTATED
                        1992 DIRECTORS' STOCK OPTION PLAN

    1.   Establishment, Purpose and Definitions.

    (a) There is hereby adopted the Amended and Restated 1992 Directors' Stock Option Plan (the "Plan") of TheraTech, Inc., a Delaware corporation (the "Company"). The Plan is intended to provide a means whereby directors of the Company who are not officers or employees of the Company ("Non-Employee Director"), as described in subparagraph 3(b) hereof ("Participants"), may be given an opportunity to purchase shares of Stock (as defined in subparagraph 3(a) hereof) of the Company pursuant to options which are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code as amended from time to time (the "Code").

    (b) The purpose of the Plan is to provide incentives to Participants for increased efforts and successful achievements on behalf of or in the interests of the Company while serving on the Company's Board of Directors (the "Board") and to maximize the rewards due them for such increased efforts and successful achievements. All share amounts of the Stock set forth in paragraph 3 reflect the Company's 3 - for - 2 stock split effected June 28,1996.

    2.   Administration of the Plan.

    The Plan shall be administered by the Board.

    3.   Stock Subject to the Plan.

    (a) Stock shall mean the Common Stock of the Company or such stock as the Common Stock may be changed as contemplated by paragraph 11 hereof. The maximum number of shares of Stock which may be granted under the Plan shall be 277,500 shares, as adjusted pursuant to paragraph 11 hereof. If any option ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan.

    (b) An option to purchase 11,250 shares of Stock or such other number of shares as the Board may determine shall be granted to each Non-Employee Director elected or appointed to the Board upon the date each first becomes a Non-Employee Director of the Company (the "Initial Grant"). Thereafter, during each year that a Non-Employee Director continues to serve as a Director, such Non-Employee Director shall be granted an option to purchase 8,000 shares of Stock or such other number of shares as the Board may determine (the "Annual Grant").

    4.   Eligibility.

    All Non-Employee Directors shall be eligible to receive grants of Stock options as provided in subparagraph 3(b) hereof.

    5. Exercise Price for Options Granted under the Plan.

    The exercise price per share of Stock covered by each option shall be the per share fair market value of the Stock on the date the option is granted ("Fair Market Value"). The exercise price of an option granted under the Plan shall be subject to adjustment to the extent provided in paragraph 11 hereof.

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    6.   Terms and Conditions of Options.

    (a) Each option granted pursuant to the Plan shall be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted, containing such terms, provisions and conditions as may be determined by the Board and not inconsistent with the Plan.

    (b) Each Initial Grant option shall become exercisable as to one-third thereof on the first, second and third anniversary of its grant date. Each Annual Grant option shall be immediately exercisable. If a Participant ceases to be a director of the Company, all options not then exercisable shall terminate.

    7.   Use of Proceeds.

    Cash proceeds realized from the sale of Stock pursuant to Stock issued under the Plan shall constitute general funds of Company.

    8.   Transferability.

    No option to purchase Stock granted pursuant to the Plan shall be transferable by the Participant other than (i) by will or by the laws of descent and distribution; (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder); or (iii) pursuant to approval by the Board on the terms set forth below. The Board may, in its discretion, authorize all or a portion of the options granted or to be granted to a Participant to be transferred by such Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership or limited liability company in which such Immediate Family Members are the only partners or members, provided that (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such options are granted or an amendment thereto must be approved by the Board and must expressly provide for transferability in a manner consistent with this paragraph 8, and
(z) subsequent transfers of transferred options shall be prohibited except those in accordance with this paragraph 8. Following an authorized transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, provided that for purposes of the Plan the term "Participant" shall be deemed to include a permitted transferee, as applicable. If a Participant ceases to be a director of the Company, any options transferred in accordance with this paragraph 8 shall be exerciseable by the permitted transferee only to the extent such options were exerciseable by the original Participant at the time immediately prior to the Participant ceasing to be a director, and all other terms and conditions of such options shall be effective with respect to any permitted transferee to the same extent such terms and conditions were applicable to the original Participant. All options shall, subject to the terms of the Plan, during the Participant's lifetime, be exerciseable only by the Participant or by a permitted transferee. In the event an option or options are transferred by a Participant in the manner provided herein, the Participant shall remain subject to any withholding taxes for the amount of the income realized upon exercise of the options, and the Company shall have no obligation to provide notice to the permitted transferee of the termination of the option due to termination of the original Participant's service as a director or the death, disability or retirement of such original Participant. Further, the Company shall be under no obligation to file a registration statement under the Securities Act of 1933, as amended, with respect to the shares issuable upon exercise of any options that have been transferred in the manner provided herein.

    9.   Payment Upon Exercise.

    Payment of the exercise price upon exercise of any option to purchase Stock granted under the Plan shall be made in whole or in part with (i) cash, (ii) Stock held by the Participant, (iii) notes, (iv) or such other valuable consideration as the Board, in its discretion, determines and is consistent with the Plan's purpose and applicable law. Any Stock used to exercise options to purchase Stock shall be valued at its fair market value on the date of the exercise of the option. Any notes used to exercise options shall be full recourse, interest-bearing obligations containing such terms as the Board shall determine.

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    10.  Withholding Taxes.

    (a) Shares of Stock issued hereunder shall be delivered to a Participant only upon payment by such person to the Company of the amount of any withholding tax which may be imposed thereon under the provisions of the Code as then in effect or any law of any other taxing jurisdiction requiring such withholding tax.

    (b) The Board may, under such terms and conditions as it deems appropriate, require a Participant to satisfy withholding tax obligations under this paragraph 10 by having the Company withhold from the Stock to be issued to the Participant shares of Stock having a fair market value equal to the amount of the withholding tax required to be withheld.

    11. Merger or Consolidation; Corporate Transactions. If there should be any change in a class of Stock subject to the Plan, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent (2%) of the Company's outstanding capital stock) or other change in the corporate structure of the Company, the Company shall make appropriate adjustments in order to preserve, but not to increase, the benefits to Participants, including adjustments in the number of shares and in the price per share of outstanding option grants. Upon the dissolution or liquidation of the Company, the Plan and the options issued hereunder shall terminate.

    In the event of any of the following transactions (a "Corporate
Transaction"):

    (a) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation, or

    (b) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, outstanding options shall be assumed or equivalent options shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the options or to substitute equivalent options, in which case in lieu of such assumption or substitution, Participants shall have the right to exercise their options as to all of the optioned Stock, including shares as to which their options would not otherwise be exercisable. If any option becomes fully exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Board shall notify Participants that such options shall be fully exercisable for a period of fifteen (15) days from the date of such notice and will terminate upon the expiration of such period.

    12. Amendment and Termination of the Plan.

    (a) Amendment. The Board, without further approval of the stockholders, may amend the Plan at any time and from time to time in such respects as the Board may deem advisable, subject to any stockholder or regulatory approval required by law, and to any conditions established by the terms of such amendment.

    (b) Termination and Suspension. The Board, without further approval of the stockholders, may at any time terminate or suspend the Plan. Any such termination or suspension of the Plan shall not affect options already granted hereunder and such options shall remain in full force and effect as if the Plan had not been terminated or suspended. No option may be granted hereunder while the Plan is suspended or after it is terminated.

    Rights and obligations under any option granted hereunder while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the Participant to whom the option was granted. An option hereunder may be terminated by agreement between the Participant and the Company and, in lieu of the terminated option, a new option may be granted with an exercise price which may be higher or lower than the exercise price of the terminated option.

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    13.  Conditions Upon Issuance of Stock.

    Stock shall not be issued with respect to any option granted under the Plan unless the exercise of such option and the issuance and delivery of such Stock pursuant thereto shall comply with all relevant provisions of law, and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdictional authority deemed by its counsel to be necessary to the lawful issuance and sale of any Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Stock as to which such requisite authority shall not have been obtained.

    14.  Reservation of Shares.

    The Company, during the term of the Plan, will at all times reserve and keep available a number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

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